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www.alston.com

May 20, 2015

Advaxis, Inc.

305 College Road East

Princeton, NJ 08540

Ladies and Gentlemen:

We are acting as counsel to Advaxis, Inc., a Delaware corporation (the “Company”) in connection with the registration statement on Form S-3 (File No. 333- 203497) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on April 17, 2015 (the “Registration Statement”) and declared effective by the Commission on April 27, 2015, and the issuance and sale of 420,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Company is selling the Shares to Jefferies LLC and Barclays Capital Inc., as representatives of the several underwriters (the “Underwriters”) pursuant to the Underwriting Agreement dated April 30, 2015 (the “Underwriting Agreement”) between the Company and the Underwriters. This opinion is being furnished to you at your request in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We have examined the Amended and Restated Certificate of Incorporation of the Company, the By-Laws of the Company, records of proceedings of the Board of Directors, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Underwriting Agreement.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or other comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Atlanta ● Charlotte ● Dallas ● Los Angeles ● New York ● Research Triangle ● Silicon Valley ● Ventura County ● Washington, D.C.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York, and the federal law of the United States, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Underwriting Agreement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of that set forth in the fourth paragraph of this letter, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K to be incorporated by reference into the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus supplement dated April 30, 2015 filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Securities Act on April 30, 2015. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

ALSTON & BIRD LLP

By:	/s/ Mark F. McElreath
Mark F. McElreath
Partner